EXHIBIT 99.1

Pattern Energy Stockholders Approve Canada Pension Plan Investment Board
Merger Agreement

Expects to Close Transaction Shortly

SAN FRANCISCO, March 10, 2020 – Pattern Energy Group Inc. (Nasdaq and TSX: PEGI) (“Pattern Energy” or “the Company”) today announced that its stockholders voted to approve the Company's pending merger transaction (the "Transaction") with Canada Pension Plan Investment Board (“CPP Investments”) at the Special Meeting of Stockholders. Pattern Energy has received all approvals required to complete the Transaction and expects to close shortly.

“We thank our stockholders for their support and for recognizing the significant, immediate and certain value of our Transaction with CPP Investments,” said Alan Batkin, Chairman of the Pattern Energy Board of Directors. “We look forward to completing the Transaction shortly and delivering this premium cash value to our stockholders.”

Evercore and Goldman Sachs & Co. LLC are acting as independent financial advisors to Pattern Energy's Special Committee of the Board, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as independent legal counsel to the Special Committee of the Board.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the Nasdaq Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 28 renewable energy projects with an operating capacity of 4.4 GW in the United States, Canada and Japan that use proven, best-in-class technology. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts, including the anticipated closing of the Transaction. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of the Company, including, without limitation, (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, and (b) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the price of the Company's common stock may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company's business, operating results or stock price may suffer, (b) the Company's current plans and operations may be disrupted, (c) the Company's ability to retain or recruit key employees may be adversely affected, (d) the Company's business relationships (including with suppliers, off-takers, and business partners) may be adversely affected, (e) the Company is not able to access the debt or equity markets on favorable terms, or at all, or (f) the Company's management's or employees' attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company's ability to operate its business or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) the Company's ability to continue paying a quarterly dividend; and (8) other economic, business, competitive, legal, regulatory, and/or tax factors under the heading "Risk Factors" in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission ("SEC") and Canadian securities regulatory authorities. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assume any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Pattern Energy

Media Contact
Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Ed Trissel / Aaron Palash
212.355.4449

Investor Relations
Ross Marshall
416-526-1563
ross.marshall@loderockadvisors.com